Exhibit 99.1

Universal Travel Group Announces Conference Call to Discuss
Fourth Quarter and Full Year 2009 Financial Results

SHENZHEN, China, March 2 /PRNewswire-Asia-FirstCall/ -- Universal Travel Group (NYSE:UTA - News) ("Universal Travel Group" or the "Company"), a growing travel services provider in China offering package tours, air ticketing, and hotel reservation services online and via customer service representatives, today announced that it will host a conference call at 9:00 a.m. ET on Monday, March 8, 2010, to discuss the Company's financial results for the fourth quarter and full year 2009.

To participate in the call, please dial +1 (877) 779-7834 five minutes prior to the start time (to allow time for registration) and reference conference ID number 59112684. International callers should dial +1 (706) 902 - 2087.

A replay of the call will be available for 14 days beginning Monday, March 8, 2010, at 12:00 p.m. Eastern Time. To listen to the replay, dial +1 (800) 642-1687 and enter the conference ID number 59112684. International callers should dial +1 (706) 645-9291. An audio recording will also be available on the company's website at http://us.cnutg.com ..

About Universal Travel Group

Universal Travel Group is a leading travel service provider in China offering packaged tours, air ticketing, and hotel reservation services via the Internet and customer service representatives. The Company also operates TRIPEASY Kiosks, which are placed in shopping malls, office buildings, residential apartment buildings, and tourist sites. These kiosks are designed for travel booking with credit and bank cards, and serve as an advertising platform for Universal Travel Group. The Company's headquarters and main base of operations is located in Shenzhen in the Pearl River Delta region of China. More recently, Universal Travel Group has expanded its business into Western China, opening a second home base in the Chongqing Delta region, and other attractive, under-penetrated tier-two travel markets throughout the country. For more information on the Company, please visit http://us.cnutg.com ..

For more information, please contact:

Company Contact:
Mr. Jing Xie
Secretary of Board and Vice President
Universal Travel Group
Tel:   +86-755-8366-8489
Email: 06@cnutg.cn
Web:   http://us.cnutg.com

Investor Relations Contact:
CCG Investor Relations
Mr. Athan Dounis, Account Manager
Tel:   +1-646-213-1916
Email: athan.dounis@ccgir.com

Mr. Crocker Coulson, President
Tel:   +1-646-213-1915
Email: crocker.coulson@ccgir.com
Web:   http://www.ccgirasia.com